SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report for Event Occurring December 29, 2003

of

COTTON STATES LIFE INSURANCE COMPANY

a Georgia Corporation
IRS Employer Identification No. 58-0830929
SEC File Number 002-39729

244 Perimeter Center Parkway, N.E.
Atlanta, Georgia 30346
(770) 391-8600

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
Signature
Exhibit Index
EX-10.1 AGREEMENT AND PLAN OF MERGER
EX-99.1 PRESS RELEASE DATED DECEMBER 30, 2003

Item 5. Other Events

          Cotton States Life Insurance Company, a Georgia company (“Cotton States Life”) and COUNTRY Life Insurance Company, an Illinois stock insurance company (“COUNTRY Life”), have entered into an Agreement and Plan of Merger, dated as of December 29, 2003 (the “Merger Agreement”). The Merger Agreement provides for the merger of a subsidiary of COUNTRY Life with and into Cotton States Life (the “Merger”) with Cotton States Life as the surviving corporation and a subsidiary of COUNTRY Life. Pursuant to the Merger Agreement, Cotton States Life Insurance stockholders will receive $20.25 in cash for each share of outstanding common stock of Cotton States Life Insurance Company.

          In addition, Cotton States Mutual Insurance Company and its wholly-owned subsidiary Shield Insurance Company entered into an Alliance Agreement, dated as of December 29, 2003, with COUNTRY Mutual Insurance Company, which sets forth the affiliation between Cotton States and COUNTRY and which would add Cotton States Mutual Insurance Company to the COUNTRY Property/Casualty Reinsurance Pool.

          The Merger Agreement entered into by Cotton States Life is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

          On December 30, 2003, Cotton States Life issued the press release filed herewith as Exhibit 99.1 to this Current Report on Form 8-K in connection with the Merger Agreement and the transactions contemplated by the Alliance Agreement.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a)	Financial Statements.

None

(b)	Pro Forma Financial Statements.

None

(c)	Exhibits.

10.1	Agreement and Plan of Merger, dated December 29, 2003, among Cotton States Life Insurance Company, COUNTRY Life Insurance Company and COUNTRY Medical Plans, Inc.

99.1	Press release dated December 30, 2003.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2003

COTTON STATES LIFE INSURANCE COMPANY

By:	/s/ J. Ridley Howard

Name:	J. Ridley Howard
Title:	Chairman, President and
Chief Executive Officer

By:	/s/ William J. Barlow

Name:	William J. Barlow
Title:	Vice President Finance and
Assistant Treasurer

Exhibit Index

10.1	Agreement and Plan of Merger, dated December 29, 2003, among Cotton States Life Insurance Company, COUNTRY Life Insurance Company and COUNTRY Medical Plans, Inc.

99.1	Press release dated December 30, 2003.